                                   EXHIBIT 10.1(e)



                             SECOND AMENDED AND RESTATED
                             REVOLVING CREDIT AGREEMENT,
                             DATED AS OF APRIL 25, 1997

                             SECOND AMENDED AND RESTATED
                              REVOLVING CREDIT AGREEMENT


                                     by and among


                          REPUBLIC ENGINEERED STEELS, INC.,

                                   BANKBOSTON, N.A.
               AND THE LENDING INSTITUTIONS LISTED ON SCHEDULE 1 HERETO

                                         and

                                  BANKBOSTON, N.A.,
                                       AS AGENT

                                         with


                             BANCBOSTON SECURITIES, INC.,
                                     AS ARRANGER

                                    April 25, 1997

                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Section 1.    DEFINITION AND RULES OF INTERPRETATION

              Section 1.1    Definitions..................................
              Section 1.2    Rules of Interpretation......................

Section 2.    THE REVOLVING CREDIT FACILITY...............................

              Section 2.1    Commitment to Lend...........................
              Section 2.2    Commitment Fee...............................
              Section 2.3    Reduction of Total Commitment................
              Section 2.4    The Revolving Credit Notes...................
              Section 2.5    Interest on Revolving Credit Loans...........
              Section 2.6    Requests for Revolving Credit Loans..........
              Section 2.7    Conversion Options...........................
                             2.7.1     Conversion to Different Type of
                                       Revolving Credit Loan..............
                             2.7.2     Continuation of Type of Revolving
                                       Credit Loan........................
                             2.7.3     Eurodollar Rate Loans..............
              Section 2.8    Funds for Revolving Credit Loan..............
                             2.8.1     Funding Procedures.................
                             2.8.2     Advances by Agent..................
              Section 2.9    Change in Borrowing Base.....................

Section 3.    REPAYMENT OF THE REVOLVING CREDIT LOANS.....................

              Section 3.1    Maturity.....................................
              Section 3.2    Mandatory Repayments of Revolving Credit
                             Loans........................................
              Section 3.3    Optional Repayments of Revolving Credit
                             Loans........................................

Section 4.    LETTERS OF CREDIT...........................................

              Section 4.1    Letter of Credit Commitments.................
                             4.1.1     Commitment to Issue Letters
                                       of Credit..........................
                             4.1.2     Letter of Credit Applications......
                             4.1.3     Terms of Letter of Credit..........
                             4.1.4     Reimbursement Obligations of
                                       Banks..............................
                             4.1.5     Participation of Banks.............
              Section 4.2    Reimbursement Obligation of the Borrower.....
              Section 4.3    Letter of Credit Payments....................
              Section 4.4    Obligations Absolute.........................
              Section 4.5    Reliance by Issuer...........................
              Section 4.6    Letter of Credit Fee.........................

                                         -ii-
                                                                          Page
                                                                          ----
Section 5.    CERTAIN GENERAL PROVISIONS..................................

              Section 5.1    Fees.........................................
              Section 5.2    Funds for Payments...........................
                             5.2.1     Payments to Agent..................
                             5.2.2     No Offset, Etc.....................
              Section 5.3    Computations.................................
              Section 5.4    Inability to Determine Eurodollar Rate.......
              Section 5.5    Illegality...................................
              Section 5.6    Additional Costs, Etc........................
              Section 5.7    Capital Adequacy.............................
              Section 5.8    Certificate..................................
              Section 5.9    Indemnity....................................
              Section 5.10   Interest After Default.......................
                             5.10.1    Overdue Amounts....................
                             5.10.2    Maximum Interest...................

Section 6.    COLLATERAL SECURITY.........................................

Section 7.    REPRESENTATIONS AND WARRANTIES..............................

              Section 7.1    Corporate Authority..........................
                             7.1.1     Incorporation; Good Standing.......
                             7.1.2     Authorization......................
                             7.1.3     Enforceability.....................
              Section 7.2    Governmental Approvals.......................
              Section 7.3    Title to Properties; Leases..................
              Section 7.4    Financial Statements and Projections.........
                   `         7.4.1     Financial Statements...............
                             7.4.2     Projections........................
              Section 7.5    No Material Changes, Etc.....................
              Section 7.6    Franchises, Patents, Copyrights, Etc.........
              Section 7.7    Litigation...................................
              Section 7.8    No Materially Adverse Contracts, Etc.........
              Section 7.9    Compliance with Other Instruments, Law, Etc..
              Section 7.10   Tax Status...................................
              Section 7.11   No Event of Default..........................
              Section 7.12   Holding Company and Investment Company Acts..
              Section 7.13   Absence of Financing Statements, Etc.........
              Section 7.14   Perfection of Security Interest..............
              Section 7.15   Certain Transactions.........................
              Section 7.16   Employee Benefit Plans.......................
                             7.16.1    In General.........................
                             7.16.2    Welfare Plans......................
                             7.16.3    Guaranteed Pension Plans...........
                             7.16.4    Multiemployer Plans................

                                        -iii-
                                                                          Page
                                                                          ----
              Section 7.17   Regulations U and X..........................
              Section 7.18   Environmental Compliance.....................
              Section 7.19   Subsidiaries, Etc............................
              Section 7.20   Bank Accounts................................
              Section 7.21   Fiscal Year..................................
              Section 7.22   Disclosure...................................

Section 8.    AFFIRMATIVE COVENANTS OF THE BORROWER.......................

              Section 8.1    Punctual Payment.............................
              Section 8.2    Maintenance of Office........................
              Section 8.3    Records and Accounts.........................
              Section 8.4    Financial Statements, Certificates and
                             Information..................................
              Section 8.5    Notices......................................
                             8.5.1     Defaults...........................
                             8.5.2     Environmental Events...............
                             8.5.3     Notification of Claim against
                                       Collateral.........................
                             8.5.4     Notice of Litigation and Judgments.
              Section 8.6    Corporate Existence; Maintenance of
                             Properties...................................
              Section 8.7    Insurance....................................
              Section 8.8    Taxes, Etc...................................
              Section 8.9    Inspection of Properties and Books, Etc......
                             8.9.1     General............................
                             8.9.2     Commercial Finance Examinations....
                             8.9.3     Communications with Accountants....
              Section 8.10   Compliance with Laws, Contracts, Licenses and
                             Permits......................................
              Section 8.11   Employee Benefit Plans.......................
              Section 8.12   Use of Proceeds..............................
              Section 8.13   Bank Accounts; Agency Account Arrangements...
                             8.13.1    Bank Accounts......................
                             8.13.2    Agency Account Arrangements........
              Section 8.14   Borrowing Base...............................
              Section 8.15   Further Assurances...........................

Section 9.    CERTAIN NEGATIVE COVENANTS OF THE BORROWER..................

              Section 9.1    Restrictions on Indebtedness.................
              Section 9.2    Restrictions on Liens........................
              Section 9.3    Restrictions on Investments..................
              Section 9.4    Change in Terms of Capital Stock;
                             Distributions................................
              Section 9.5    Merger and Consolidation.....................
              Section 9.6    Sale and Leaseback; Disposition of Assets....
              Section 9.7    Compliance with Environmental Laws...........
              Section 9.8    First Mortgage Note Debt.....................
              Section 9.9    Employee Benefit Plans.......................
              Section 9.10   Bank Accounts................................
              Section 9.11   Limitation on Issuance of Shares of
                             Subsidiaries; Disposition....................

                                         -iv-
                                                                          Page
                                                                          ----
                             of Shares and Indebtedness of Subsidiaries....
              Section 9.12   Contributions to ESOP Trust...................
              Section 9.13   No Material Changes, etc......................
              Section 9.14   No Subsidiaries...............................

Section 10.   FINANCIAL COVENANTS OF THE BORROWER..........................

              Section 10.1   Capital Expenditures..........................

Section 11.   CONCERNING THE EFFECTIVE DATE; CONDITIONS TO EFFECTIVENESS...

              Section 11.1   Loan Documents................................
              Section 11.2   Certified Copies of Charter Documents.........
              Section 11.3   Corporate Action..............................
              Section 11.4   Incumbency Certificate........................
              Section 11.5   Validity of Liens.............................
              Section 11.6   Perfection Certificates and UCC Search
                             Results.......................................
              Section 11.7   Certificates of Insurance.....................
              Section 11.8   Borrowing Base Report.........................
              Section 11.9   Opinions of Counsel...........................
              Section 11.10  Payment of Fees...............................
              Section 11.11  Repayment of Portion of Existing Indebtedness.
              Section 11.12  Payment of Interest and Fees under Prior
                             Credit Agreement..............................
              Section 11.13  Supplementary Letter Agreement................
              Section 11.14  Commercial Finance Examination................

Section 12.   CONDITIONS TO ALL BORROWINGS.................................

              Section 12.1.  Representations True..........................
              Section 12.2.  No Legal Impediment...........................
              Section 12.3   Governmental Regulation.......................
              Section 12.4   Proceedings and Documents.....................
              Section 12.5   Borrowing Base Report.........................

Section 13.   EVENTS OF DEFAULT; ACCELERATION; ETC.........................

              Section 13.1   Events of Default and Acceleration............
              Section 13.2   Termination of Commitments....................
              Section 13.3   Remedies......................................
              Section 13.4   Distribution of Collateral Proceeds...........

Section 14.   SETOFF.......................................................

Section 15.   THE AGENT....................................................

                                         -v-
                                                                          Page
                                                                          ----
              Section 15.1   Authorization.................................
              Section 15.2   Employees and Agents..........................
              Section 15.3   No Liability..................................
              Section 15.4   No Representations............................
              Section 15.5   Payments......................................
                             15.5.1    Payments to Agent...................
                             15.5.2    Distribution by Agent...............
                             15.5.3    Delinquent Banks....................
              Section 15.6   Holders of Revolving Credit Notes.............
              Section 15.7   Indemnity.....................................
              Section 15.8   Agent as Bank.................................
              Section 15.9   Resignation...................................
              Section 15.10  Notification of Defaults and Events
                             of Default....................................
              Section 15.11  Duties in the Case of Enforcement.............

Section 16.   EXPENSES.....................................................

Section 17.   INDEMNIFICATION..............................................

Section 18.   SURVIVAL OF COVENANTS, ETC...................................

Section 19.   ASSIGNMENT AND PARTICIPATION.................................

              Section 19.1   Conditions to Assignment by Banks.............
              Section 19.2   Certain Representations and Warranties;
                             Limitations; Covenants........................
              Section 19.3   Register......................................
              Section 19.4   New Revolving Credit Notes....................
              Section 19.5   Participations................................
              Section 19.6   Disclosure....................................
              Section 19.7   Assignee or Participant Affiliated with the
                             Borrower......................................
              Section 19.8   Miscellaneous Assignment Provisions...........
              Section 19.9   Assignment by Borrower........................

Section 20.   NOTICES, ETC.................................................

Section 21.   GOVERNING LAW................................................

Section 22.   HEADINGS.....................................................

Section 23.   COUNTERPARTS.................................................

Section 24.   ENTIRE AGREEMENT, ETC........................................

Section 25.   WAIVER OF JURY TRIAL.........................................

Section 26.   CONSENTS, AMENDMENTS, WAIVERS, ETC...........................

                                         -vi-
                                                                          Page
                                                                          ----
Section 27.   SEVERABILITY.................................................

Section 28.   TRANSITIONAL ARRANGEMENTS....................................

              Section 28.1   Prior Credit Agreement Superseded.............
              Section 28.2   Returning and Cancellation of Notes...........
              Section 28.3   Assignments...................................
              Section 28.4   Revolving Credit Loans........................
              Section 28.5   Existing Letter of Credit Instruments.........

                                      SCHEDULES

Schedule 1            Banks; Commitments; Commitment Percentage
Schedule 7.3          Title to Properties and Leases
Schedule 7.7          Litigation
Schedule 7.16.2       Welfare Plans - Prohibition on Terminations
Schedule 7.18         Environmental Compliance
Schedule 7.19         Joint Venture; Partnerships
Schedule 7.20         Bank Accounts
Schedule 9.1          Existing Indebtedness
Schedule 9.2          Existing Liens
Schedule 9.3          Existing Investments



                                       EXHIBITS


Exhibit  A            Form of Borrowing Base Report
Exhibit  B-1          Form of Second Amended and Restated Revolving Credit Note
Exhibit  B-2          Form of Revolving Credit Note
Exhibit  C            Form of Loan Request
Exhibit  D            Form of Agency Agreement
Exhibit  E            Form of Compliance Certificate
Exhibit  F            Form of Supplementary Letter Agreement
Exhibit  G-1          Form of Opinion of Counsel to Borrower
Exhibit  G-2          Form of Opinion of Borrower's General Counsel
Exhibit  H            Form of Assignment and Acceptance

                             SECOND AMENDED AND RESTATED
                              REVOLVING CREDIT AGREEMENT


    This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 25th day of April 1997, by and among REPUBLIC ENGINEERED STEELS, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 410 Oberlin Road, S.W., Massillon, Ohio 44646, BANKBOSTON, N.A., F/K/A THE FIRST NATIONAL BANK OF BOSTON and the other lending institutions listed on
SCHEDULE 1 hereto as in effect immediately prior to the date hereof (the "Existing Banks"), Congress, Financial Corporation (New England), a Massachusetts corporation ("Congress") and BANKBOSTON, N.A., F/K/A THE FIRST NATIONAL BANK OF BOSTON as agent for itself and such other lending institutions.

    The Borrower, the Agent and the Existing Banks entered into a Revolving Credit and Term Loan Agreement, dated as of November 28, 1989, which agreement was amended and restated pursuant to an Amended and Restated Revolving Credit Agreement dated as of December 21, 1993, which agreement has been amended from time to time (as so amended prior to the date hereof, the "Prior Credit Agreement"). Congress wishes to become a party to the Credit Agreement and the Borrower, the Agent, and the Existing Banks have consented thereto. The Borrower has requested, and the Banks and the Agent have agreed subject to the terms and conditions specified herein, to make certain amendments to, and to restate in its entirety, the Prior Credit Agreement. Accordingly, the parties hereto agree to amend and restate the Prior Credit Agreement as follows and further agree that from and after the date hereof, the Prior Credit Agreement shall remain in effect only as amended and restated herein:

    Section 1.        DEFINITIONS AND RULES OF INTERPRETATION.

    Section 1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

    ACCOUNTS RECEIVABLE. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors recorded on books of account in accordance with generally accepted accounting principles. Solely for the purpose of calculating the Borrowing Base, Accounts Receivable shall not include that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions with account debtors.

    ADJUSTMENT DATE.  The first day of each calendar month.

    AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

    AGENT.  BankBoston, N.A., acting as agent for the Banks.

    AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

    AGENT'S SPECIAL COUNSEL. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

    AGENCY AGREEMENT.  See Section 8.13.2.

    APPLICABLE MARGIN. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Excess Availability for the calendar month ending immediately prior to the applicable Rate Adjustment Period. For purposes of calculating Excess Availability for each calendar month, Excess Availability shall be deemed to be the average daily Excess Availability for such calendar month.

-----------------------------------------------------------------------------------
                                                                 Letter of Credit
                                      Base Rate   Eurodollar Rate     Fee
                                      Applicable    Applicable     Applicable
     Excess Availability                Margin        Margin         Margin
     -------------------                ------        ------         ------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Greater than $75,000,000                 0.25%         2.25%          2.25%
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Less than or equal to $75,000,000 but
greater than or equal to $35,000,000     0.50%         2.50%          2.50%
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Less than $35,000,000                    0.75%         2.75%          2.75%
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

Notwithstanding the foregoing, for Revolving Credit Loans and Letters of Credit outstanding during the period commencing on the Closing Date through June 1, 1997, the Base Rate Applicable Margin shall be 0.25%, the Eurodollar Rate Applicable Margin shall be 2.25%, and the Letter of Credit Fee Applicable Margin shall be 2.25%.

    ASSIGNMENT AND ACCEPTANCE.  See Section 19.1.

    AVAILABILITY. As of any date of determination, the lesser of (a) the Total Commitment and (b) the Borrowing Base.

    BALANCE SHEET DATE.  June 30, 1996.

    BANKS. BKB and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 19.

    BASE RATE. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

    BASE RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

    BKB.  BankBoston, N.A., f/k/a The First National Bank of Boston.

    BLOCKED ACCOUNT.  See Section 8.13.2.

    BLOCKED ACCOUNT BANK.  See Section 8.13.2.

    BORROWER.  As defined in the preamble hereto.

    BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report which is equal to the sum of:

         (a) 85% of Eligible Accounts Receivable for which invoices have been issued and are payable; plus

         (b) 55% of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible Inventory; PROVIDED, that in no event shall the amount of the Borrowing Base allocable to Eligible Inventory exceed $75,000,000; MINUS

         (c)  $25,000,000;

provided however, the Banks reserve the right to change, upon five (5) business days notice to the Borrower but without its consent, the percentages set forth in clauses (a) and (b) above from time to time based upon the results of any commercial finance examination conducted pursuant to Section 8.9.2 which demonstrates in the Banks' reasonable judgment a change in the collectability of Accounts Receivable and/or the marketability of inventory not reflected in reserves taken by the Borrower. Notwithstanding the foregoing, any decrease in the Borrowing Base availability may be made solely by the Agent based upon the foregoing.

    BORROWING BASE REPORT. A Borrowing Base Report signed by the treasurer or other authorized financial officer of the Borrower and in substantially the form of EXHIBIT A hereto.

    BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

    CAPITAL ASSETS. Fixed assets (such as land, buildings, fixtures, machinery and equipment) and intangible assets (such as patents, copyrights, trademarks, franchises and goodwill); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

    CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

    CAPITALIZED INTEREST. For any period, the aggregate amount of interest paid or accrued, without duplication as to any previous period, by the Borrower during such period in respect of the financing of the Project and required to be capitalized in accordance with generally accepted accounting principles.

    CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

    CERCLA.  See Section 7.18.

    CODE.  The Internal Revenue Code of 1986, as amended from time to time.

    COLLATERAL. All of the property, rights and interests of the Borrower (other than real estate, machinery and equipment) including, without limitation, all accounts receivable, inventory, intangibles (including, without limitation, patents, copyrights, trademarks, franchises and goodwill), Investments of the Borrower and the stock of its existing Subsidiaries that are or are intended to be subject to the security interests created by the Security Documents.

    COMMITMENT. With respect to each Bank, the amount set forth on SCHEDULE 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time pursuant to the provisions hereof; or if such commitment is terminated pursuant to the provisions hereof, zero.

    COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks, as such percentages may be adjusted for assignments from time to time.

    COMMON STOCK.  The Borrower's common stock, $0.01 par value per share.

    CONGRESS.  As defined in the preamble hereto.

    CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

    CONVERSION REQUEST. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with Section 2.7.

    CREDIT AGREEMENT. This Second Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto, all as amended and in effect from time to time.

    DEFAULT.  See Section 13.1.

    DELINQUENT BANK.  See Section 15.5.3.

    DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of Common Stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

    DOLLARS OR $.  Dollars in lawful currency of the United States of America.

    DOMESTIC LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

    DRAWDOWN DATE. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

    EFFECTIVE DATE.  The first date on which the conditions set forth in
Section 11 and Section 12 have been satisfied or waived in writing by each of the Banks and any Revolving Credit Loans are to be converted or made or any Letter of Credit is to be issued hereunder.

    ELIGIBLE ACCOUNTS RECEIVABLE. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks, contras or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) as to which the Borrower has furnished reasonably detailed information to the Banks in a Borrowing Base Report (i) that the Borrower reasonably and in good faith determines to be collectible; (ii) that are with account debtors that (A) are not factors or Affiliates of the Borrower,
(B) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (C) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (D) are, in the Agent's reasonable judgment, creditworthy (in the event the Agent determines that any account debtor is not creditworthy, the Agent shall endeavor to notify the Borrower as to such account debtor); (iii) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Agent has a valid and perfected first priority security interest; (vi) that are neither more than thirty (30) days past due under the original terms of the sale nor outstanding more than ninety (90) days past the invoice date therefor; (vii) that are not due from an account debtor located in Minnesota or New Jersey unless the Borrower (A) has received a certificate of authority to do business and is in good standing in such state or
(B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (viii) that are not due from any single account debtor if more than fifty percent (50%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable; (ix) that are payable in Dollars; and (x) that are not payable from an office outside of the United States or Canada unless such account debtor has provided to the Borrower an irrevocable letter of credit from a financial institution reasonably satisfactory to the Agent to secure such account debtor's obligations to the Borrower (but only to the extent of the amount of such letter of credit and such Letter of Credit is immediately assigned to, and delivered into the possession of, the Agent).

    ELIGIBLE ASSIGNEE. Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other bank, insurance company, commercial finance company or other financial institution approved by the Agent, such approval not to be unreasonably withheld.

    ELIGIBLE FINISHED GOODS INVENTORY. With respect to the Borrower, the gross book value, determined in accordance with the first-in, first-out method of inventory accounting, as reflected on the Borrower's books in accordance with generally accepted accounting principles consistently applied, of finished goods inventory owned by the Borrower and as to which the Borrower has furnished reasonably detailed information to the Banks in a Borrowing Base Report; PROVIDED that Eligible Inventory shall not include any inventory (i) held on consignment, or not otherwise owned by the Borrower, or of a type no longer sold by the Borrower, (ii) which has been returned by a customer and is not in saleable condition or is damaged or subject to any legal encumbrance, (iii) which is not in the possession of the Borrower unless the Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Agent, (iv) which is held by the Borrower on property leased by the Borrower, unless the Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Agent, (v) as to which the Agent does not have a valid and perfected first priority security interest, (vi) which has been shipped to a customer of the Borrower regardless of whether such shipment is on a consignment basis, (vii) which is not located within the United States of America, (viii) which the Agent reasonably deems to be obsolete or not marketable, (ix) which constitutes supplies or spare parts of the Borrower, or
(x) which constitutes off-site inventory, railroad inventory or conversion inventory, in each case as such is reflected on the Borrower's books. Finished goods inventory immediately loses the status of Eligible Finished Goods Inventory if and when the Borrower sells it, otherwise passes title thereto, or consumes it or the Agent releases or transfers its security interest therein, or if and when an Eligible Account Receivable arises by virtue of constituting proceeds of such inventory. Notwithstanding the foregoing, but without duplication, Eligible Finished Goods Inventory shall be reduced by the amount of any specific reserve established by the Borrower with respect to any Eligible Finished Goods Inventory other than the LIFO reserve maintained by the Borrower in accordance with generally accepted accounting principles.

    ELIGIBLE INVENTORY. Eligible Finished Goods Inventory, Eligible Work-in-Process and Eligible Raw Materials.

    ELIGIBLE RAW MATERIALS. An amount equal to the gross book value, determined in accordance with the first-in, first-out method of inventory accounting, as reflected on the Borrower's books in accordance with generally accepted accounting principles consistently applied, of raw materials used to produce the Borrower's inventory, including any finished goods inventory returned by a customer or no longer sold by the Borrower and which has been converted into Eligible Raw Materials, which are located on property owned or leased by the Borrower as to which the Borrower has acquired title and the Agent has a valid and perfected first-priority security interest under all applicable law and as to which the Borrower has furnished reasonably detailed information to the Banks in a Borrowing Base Report, after taking into account all charges and liens (other than those of the Agent and carrier, warehouse, customs and similar statutory liens arising in the ordinary course of business) of all kinds against such raw materials and reductions in the market value thereof, all as determined by the Agent in its reasonable business judgment, which, absent manifest error, shall be final and binding upon the Borrower. Without limiting the generality of the foregoing, Eligible Raw Materials shall not include any raw materials covered by a document of title until the document of title has been delivered to the Agent or which the Agent reasonably deems to be obsolete or not useable raw materials. Raw material immediately loses the status of Eligible Raw Material if and when the Borrower sells it, otherwise passes title thereto, consumes it, or materially changes it in the course of processing the same, or the Agent releases or transfers its security interest therein. Notwithstanding the foregoing, but without duplication, Eligible Raw Materials shall be reduced by the amount of any specific reserve established by the Borrower with respect to any Eligible Raw Materials other than the LIFO reserve maintained by the Borrower in accordance with generally accepted accounting principles.

    ELIGIBLE WORK-IN-PROCESS. An amount equal to the gross book value, as reflected on the Borrower's books in accordance with generally accepted accounting principles consistently applied, of usable work-in-process of the Borrower and as to which the Borrower has furnished reasonably detailed information to the Banks in a Borrowing Base

Report in connection with the manufacture of its products in the ordinary course of its business, including any finished goods inventory returned by a customer or no longer sold by the Borrower and which has been converted into Eligible Work-in-Process, which is located on property owned or leased by the Borrower as to which the Borrower has title and the Agent has a valid and perfected first-priority security interest. Without limiting the generality of the foregoing, Eligible Work-in-Process shall not include work-in-process which the Agent reasonably deems to be obsolete or not marketable. Work-in-process immediately loses the status of Eligible Work-in-Process if and when the Borrower sells it, otherwise passes title thereto, consumes it, or the Agent releases or transfers its security interest therein. Notwithstanding the foregoing, but without duplication, Eligible Work-in-Process shall be reduced by the amount of any specific reserves established by the Borrower with respect to any Eligible Work-in-Process other than the LIFO reserve maintained by the Borrower in accordance with generally accepted accounting principles.

    EMPLOYEE BENEFIT PLAN.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

    ENVIRONMENTAL LAWS.  See Section 7.18(a).

    ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

    ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

    ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

    ESOP. The Republic Engineered Steels, Inc. Employee Common Stock Ownership Plan effective November 28, 1989, and the ESOP Trust, as amended on May 5, 1995, each in the form delivered to the Banks prior to the Effective Date.

    ESOP DOCUMENTS. The ESOP, the ESOP Loan Documents and the ESOP Stock Purchase Documents.

    ESOP LOAN. Collectively, the loans from the Borrower to the ESOP made pursuant to the ESOP Loan Documents.

    ESOP LOAN DOCUMENTS. The Loan Agreement for ESOP Loan A and the Loan Agreement for ESOP Loan B, each dated as of November 28, 1989, between the Borrower and the ESOP Trust and the related promissory notes, each in the form delivered to the Banks prior to the Effective Date.

    ESOP STOCK PURCHASE DOCUMENTS. The ESOP Stock Purchase Agreement dated as of November 28, 1989 between the Borrower and the ESOP Trust, each in the form delivered to the Banks on or prior to the Effective Date.

    ESOP TRUST. The trust created under the Republic Engineered Steels, Inc. Common Stock Ownership Plan Trust Agreement, executed on and effective as of November 28, 1989, between the Borrower and the Trustee (as such term is defined therein), and amended on May 5, 1995, in the form delivered to the Banks prior to the Effective Date.

    EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

    EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

    EURODOLLAR LENDING OFFICE. Initially, the office of each Bank designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

    EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the arithmetic average of the rates per annum for each Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which such Reference Bank's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

    EURODOLLAR RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

    EVENT OF DEFAULT.  See Section 13.1.

    EXCESS AVAILABILITY. As of any date of determination, the result of (a) the Availability as of such date, MINUS (b) the sum of (i) the outstanding amount of the Revolving Credit Loans as of such date PLUS (ii) the Maximum Drawing Amount PLUS (iii) all Unpaid Reimbursement Obligations.

    FEE LETTER.  See Section 5.1.

    FIRST MORTGAGE NOTE DEBT. Indebtedness of the Borrower evidenced by the First Mortgage Notes, the aggregate principal amount of which shall not exceed $200,000,000.

    FIRST MORTGAGE NOTE INDENTURE. The Indenture dated December 15, 1993, between the Borrower, as the issuer and Bankers Trust Company, as the trustee.

    FIRST MORTGAGE NOTE DOCUMENTS. The First Mortgage Notes and the First Mortgage Note Indenture.

    FIRST MORTGAGE NOTEHOLDERS.  The holders of the First Mortgage Notes.

    FIRST MORTGAGE NOTES. The 9.875% First Mortgage Notes due December 15, 2001, issued by the Borrower under the First Mortgage Note Indenture, the aggregate principal amount of which shall not exceed $200,000,000.

    GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (a) When used in Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, PROVIDED that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

    GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

    HAZARDOUS SUBSTANCES.  See Section 7.18(b).

    INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit. In calculating (x) the amount of any such Indebtedness consisting of a guaranty which is limited in amount, the amount of such Indebtedness shall be equal to the amount to which such guaranty is limited and (y) the amount of any such Indebtedness consisting of a liability secured by a lien on property of the obligor, but which has not been assumed by the obligor, the amount of such Indebtedness shall be equal to the fair market value of such property.

    INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the last day of the calendar month which includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

    INTEREST PERIOD. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on, (i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any Eurodollar Rate Loan, the last day of the 1, 2, 3, or 6 month period as selected by the Borrower in a Loan Request; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of the next calendar month for any Base Rate Loan and the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request, for any Eurodollar Rate Loan; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

         (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

         (C) if the Borrower shall fail to give notice as provided in Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

         (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

         (E) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

    INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property (other than sales of inventory in the ordinary course of business) to, or in respect of any guaranties of (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding, except that if such guaranty is limited in amount, the amount of such Investment shall be equal to the amount to which such guaranty is limited; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

    LETTER OF CREDIT.  See Section 4.1.1.

    LETTER OF CREDIT APPLICATION.  See Section 4.1.1.

    LETTER OF CREDIT FEE.  See Section 4.6.

    LETTER OF CREDIT PARTICIPATION.  See Section 4.1.4.

    LOAN DOCUMENTS. This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, and the Security Documents.

    LOAN REQUEST.  See Section 2.6.

    MAJORITY BANKS. As of any date, the Agent and the Banks holding more than fifty percent (50%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Agent and the Banks whose aggregate Commitments constitutes more than fifty percent (50%) of the Total Commitment.

    MAXIMUM DRAWING AMOUNT. The maximum aggregate amount from time to time that the beneficiaries may draw under issued and outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

    MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

    OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise (including any indebtedness of Borrower incurred in connection with cash management services provided by BKB), arising or incurred under this Credit Agreement, any of the other Loan Documents, or in respect of any of the Revolving Credit Loans made or Reimbursement Obligations incurred, or any of the Revolving Credit Notes, Letter of Credit Application, Letter of Credit, or other instruments at any time evidencing any thereof.

    OPERATING ACCOUNT. The Borrower's operating account (No. 53132381) maintained with BKB.

    OUTSTANDING. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

    PATENT ASSIGNMENT.  The Patent Collateral Assignment and Security
Agreement, dated as of November 28, 1989 (as amended as of December 21, 1993 and as of the date hereof and as further amended and in effect from time to time), made by the Borrower in favor of the Agent.

    PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

    PERFECTION CERTIFICATE. The Perfection Certificate as defined in the Security Agreement.

    PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 9.2.

    PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

    REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

    RECORD. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Revolving Credit Loan referred to in such Note.

    REFERENCE BANK.  BKB.

    REGISTER.  See Section 19.30.

    REIMBURSEMENT OBLIGATION.    The Borrower's obligation to reimburse the
Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

    RENTAL OBLIGATIONS. All present or future obligations of the Borrower or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to the

Borrower or such Subsidiary in excess of the liability for rent due within thirty (30) days of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (b) obligations in respect of Capitalized Leases.

    REVOLVING CREDIT LOAN MATURITY DATE.  April 25, 2000.

    REVOLVING CREDIT LOANS. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.

    REVOLVING CREDIT NOTE RECORD. A Record with respect to a Revolving Credit Note.

    REVOLVING CREDIT NOTES.  See Section 2.4.

    SECURITY AGREEMENT. The Security and Pledge Agreement dated as of November 28, 1989 (as amended as of December 21, 1993 and as of the date hereof and as further amended and in effect from time to time), between the Borrower and the Agent.

    SECURITY DOCUMENTS. The Security Agreement, the Patent Assignment, the Trademark Assignment, and the Agency Agreements.

    SETTLEMENT. The making of, or receiving of payments, in immediately available funds, by the Banks, to the extent necessary to cause each Bank's actual share of the outstanding amount of Revolving Credit Loans (after giving effect to any Loan Request) to be equal to each Bank's Commitment Percentage of the outstanding amount of such Revolving Credit Loans (after giving effect to any Loan Request), where, prior to such event or action, the actual share is not so equal.

    SETTLEMENT AMOUNT.  See Section 2.8.1.

    SETTLING BANK.  See Section 2.8.1.

    SETTLING DATE. (a) The Drawdown Date of any Loan Request, (b) the last Business Day of each calendar week or (c) such other date as the Agent may designate to the Banks from time to time.

    SPECIAL PREFERRED STOCK. The Borrower's Special Preferred Stock, $.01 par value, having the terms and conditions set forth in the Borrower's Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on May 5, 1995 and as further amended and in effect from time to time.

    SPECIAL PREFERRED STOCK TRUST. The trust formed by the Borrower for the purpose of holding the issued and outstanding share(s) of the Special Preferred Stock, pursuant to a declaration of trust dated May 5, 1995, a copy of which has been delivered to each of the Banks.

    SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

    TOTAL COMMITMENT. The sum of the Commitments of the Banks, as in effect from time to time. The Total Commitment as of the Effective Date is $115,000,000.

    TRADEMARK ASSIGNMENT. The Trademark Collateral Assignment Agreement, dated as of November 28, 1989 (as amended as of December 21, 1993 and as of the date hereof and as further amended and in effect from time to time), made by the Borrower in favor of the Agent.

    TRUSTEE. State Street Bank & Trust Company, in its capacity as trustee under the ESOP, or any successor trustee selected in accordance with the terms of the ESOP.

    TYPE. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

    UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

    UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in and in accordance with Section 4.2.

    VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

    Section 1.2.   RULES OF INTERPRETATION.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

         (f)  The words "include", "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

         (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

         (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

    Section 2.     THE REVOLVING CREDIT FACILITY.

    Section 2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment MINUS such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Availability. The Revolving Credit Loans shall be made PRO RATA in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 and Section 12, in the case of the initial Revolving Credit Loans, and Section 12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

    Section 2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of three-eighths of one percent (3/8%) per annum on the average daily amount during each calendar quarter or portion thereof from the Effective Date to the Revolving Credit Loan Maturity Date, by which the Total Commitment minus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such period or calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

    Section 2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time with respect to any unused portion of the Total Commitment and at the end of the applicable Interest Period with respect to Eurodollar Rate Loans, and from time to time upon three (3) Business Days' prior written notice to the Agent to reduce by $10,000,000 or an integral multiple thereof the Total Commitment or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. If the Borrower reduces the Total Commitment in part or in its entirety, the Borrower shall pay to the Agent for the PRO RATA account of the Banks (in accordance with their respective Commitment Percentages) a premium in an amount calculated as follows:

         (a) if any such reduction of the Total Commitment is concluded on or prior to the first anniversary of the Effective Date, an amount equal to two percent (2%) of the amount by which the Total Commitment is reduced at such time;

         (b) if any such reduction of the Total Commitment is concluded after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date, an amount equal to one percent (1%) of the amount by which the Total Commitment is reduced at such time; and

         (c) if such reduction of the Total Commitment is concluded after the second anniversary of the Effective Date, no premium shall be payable.

No reduction or termination of the Commitments may be reinstated.

    Section 2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT B-1 or EXHIBIT B-2 hereto, as applicable (each a "Revolving Credit Note"), dated as of the Effective Date (or other such date on which a Bank may become a party hereto in accordance with Section 19 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

    Section 2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 5.10,

         (a) Each Base Rate Loan shall bear interest at the rate per annum equal to the Base Rate PLUS the Applicable Margin.

         (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period PLUS the Applicable Margin.

         (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

    Section 2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent written notice in the form of EXHIBIT C hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) three
(3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Type of such Revolving Credit Loan and (iv) the Interest Period for such Revolving Credit Loan if a Eurodollar Rate Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of (X) $500,000 or an integral multiple of $100,000 in excess thereof with respect to Base Rate Loans and (Y) $2,500,000 or an integral multiple of $500,000 in excess thereof with respect to Eurodollar Rate Loans and no more than five (5) Eurodollar Rate Loans Interest Periods may run concurrently at any time during the term of this Credit Agreement.

    Section 2.7.   CONVERSION OPTIONS.

         2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, PROVIDED that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Revolving Credit Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days' prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or an integral multiple of

$100,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

         2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in
Section 2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

         2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or an integral multiple of $500,000 in excess thereof.

    Section 2.8.   FUNDS FOR REVOLVING CREDIT LOAN.

         2.8.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date (other than the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7) of any Revolving Credit Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 11 and 12 on the Effective Date and thereafter required by Section 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any such Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such Bank's Commitment Percentage of any requested Revolving Credit Loans.

         2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date (other than the date on which any Revolving Credit Loan is converted or continued in accordance with
Section 2.7), assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Bank. If the amount of such Banks Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Settling Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made most recently preceding such Drawdown Date.

         Section 2.8.3. SETTLEMENTS. On each Settling Date, the Agent shall not later than 12:00 noon (Boston time), give telephonic or facsimile notice to the Banks of the amount (a "Settlement Amount") that each Bank (the "Settling Bank") shall pay or receive to effect a Settlement. A statement of the Agent submitted to the Banks and the Borrower or to the Banks with respect to any amounts owing under this Section 2.8 shall be PRIMA FACIE evidence of the amount due and owing. Each Settling Bank shall, not later than 2:00 p.m. (Boston time) on such Settling Date, effect a wire transfer of immediately available funds to the Agent in the amount of the Settlement Amount it is to pay to effect a Settlement. The Agent shall, not later than 3:00 p.m. (Boston time) on such Settling Date, effect a wire transfer of immediately available funds to the Settling Bank in the amount of the Settlement Amount it is to receive to effect a Settlement. All funds advanced by any Bank as a Settling Bank pursuant to this Section 2.8 shall for all purposes be treated as a Revolving Credit Loan made by such Settling Bank to the Borrower and all funds received by any Bank pursuant to this Section 2.8 shall for all purposes be treated as repayment of amounts owed with respect to Revolving Credit Loans made by such Bank. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Settling Date the amount of such Bank's Settlement Amount necessary to effect a Settlement shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Settlement Amount.

    Section 2.9. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined at the end of each calendar month and, with respect to the Eligible Accounts Receivable component of the Borrowing Base, weekly (or at such other interval as may be specified pursuant to Section 8.4(i)) by the Agent by reference to the Borrowing Base Report.

    Section 3.     REPAYMENT OF THE REVOLVING CREDIT LOANS.

    Section 3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     Section 3.2 MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Availability, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: FIRST, to any Unpaid Reimbursement Obligations; SECOND, in the absence of instruction by the Borrower, to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans; and THIRD, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

    Section 3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Agent, no later than 11:00 a.m., Boston time, on the day of the proposed repayment prior written notice of any proposed prepayment pursuant to this
Section 3.3 of Base Rate Loans, and three (3) Eurodollar Business Days' notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000 and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

    Section 4.     LETTERS OF CREDIT.

    Section 4.1.   LETTER OF CREDIT COMMITMENTS.

         4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount shall not exceed $20,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Availability.

         4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

         4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen
(14) days (or, if the beneficiary is located outside of the United States of America, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

         4.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank and the Borrower hereby acknowledge that each Letter of Credit issued by the Agent pursuant to this Credit Agreement is issued by the Agent on behalf of the Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

         4.1.5. PARTICIPATION OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

    Section 4.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

         (a) except as otherwise expressly provided in Section 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and
(ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank, under, or with respect to, such Letter of Credit,

         (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

         (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 5.10 for overdue principal on the Revolving Credit Loans.

    Section 4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in Section 4.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

    Section 4.4.   OBLIGATIONS ABSOLUTE.  The Borrower's obligations under this
Section 4 to repay drawings under the Letters of Credit as provided hereunder shall rank PARI PASSU with the obligations of the Borrower to repay all other Revolving Credit Loans, and shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

    Section 4.5.   RELIANCE BY ISSUER.  To the extent not inconsistent with
Section 4.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

    Section 4.6. LETTER OF CREDIT FEE. The Borrower shall pay a fee (in each case, a "Letter of Credit Fee") to the Agent at a rate per annum (a) in respect of each standby Letter of Credit equal to (i) the Applicable Margin PLUS one-fourth of one percent (1/4%) per annum of the face amount of such standby Letter of Credit PLUS (ii) the Agent's customary issuance fee, and (b) in respect of each documentary Letter of Credit equal to (i) the Agent's customary issuance fee or amendment fee, as the case may be, plus (ii) the Agent's customary time negotiation fee per document examination PLUS (iii) an amount equal to the Applicable Margin PLUS one-fourth of one percent (1/4%) per annum of the face amount of such documentary Letter of Credit. Each issuance, amendment, negotiation or document examination fee and, with respect to each Letter of Credit, a portion of the Letter of Credit Fee in the amount of one-fourth of one percent (1/4%) of the face amount of each standby Letter of Credit and each documentary Letter of Credit shall be for the Agent's own account and the remaining portion of each Letter of Credit Fee shall be for the accounts of the Banks in accordance with their respective Commitment Percentages. The Letter of Credit Fee referred to in clauses (a)(i) and
(b)(iii) shall be payable quarterly in arrears, and all such other Letter of Credit Fees shall be payable upon issuance, amendment or negotiation, as the case may be.

    Section 5.     CERTAIN GENERAL PROVISIONS.

    Section 5.1. FEES. The Borrower shall pay to the Agent for the Agent's own account a closing fee and such other fees as specified in a letter agreement of even date herewith (the "Fee Letter").

    Section 5.2.   FUNDS FOR PAYMENTS.

         5.2.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

         5.2.2.  NO OFFSET, ETC

         (a) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and, except as provided in paragraph (c) below, free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other

Loan Documents, the Borrower will, except as provided in paragraph (c) below, pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         (b) Each Bank and the Agent that is organized under the laws of a jurisdiction outside the United States hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrower hereunder to be made to such Bank or the Agent or for such Bank's or the Agent's account, deliver to the Borrower and the Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including two (2) duly completed copies of Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Bank or the Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank or Agent of a trade or business in the United States or (ii) totally exempt from United States federal withholding tax under a provision of an applicable tax treaty. Each Bank or Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower's or the Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form 1001 or Form 4224 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form 1001 or Form 4224 (or any successor forms thereto). Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the other Loan Documents are not subject to the United States federal withholding tax, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate, or a reduced rate pursuant to an applicable tax treaty if such Bank has delivered a form evidencing such tax treaty benefit.

         (c) Notwithstanding paragraph (a) above, the Borrower shall not be required to pay any additional amounts to any Bank or the Agent for the account of the lending office of such Bank or Agent, pursuant to this Section 5.2.2, if
(i) the obligation to pay such additional amounts would not have arisen but for a failure by such Bank or the Agent to comply with the provisions of subsection
(b) above; (ii) the Bank or the Agent is not eligible, in respect of such lending office, for complete exemption from United States federal withholding tax with respect to payments of interest, principal or fees under this Credit Agreement or under any of the other Loan Documents, other than by reason of any change, after the Initial Date, of any applicable law, treaty or regulation by any governmental authority or other agency charged with the interpretation or administration thereof; or (iii) the tax is an income or franchise tax imposed on net income either by the jurisdiction under which such Bank or the Agent is organized or any political subdivision thereof or by the jurisdiction of such Bank's or Agent's lending office or any political subdivision thereof. For purposes of this subsection (c), the term "Initial Date" shall mean, with respect to any Bank or the Agent which is a party hereto on the Effective Date, and with respect to each assignee or transferee of any Bank, the date of the grant of the participation in, or transfer or assignment of an interest hereunder to such assignee or transferee.

    Section 5.3. COMPUTATIONS. All computations of interest on the Revolving Credit Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Revolving Credit Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

    Section 5.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

    Section 5.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this

Section 5.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

    Section 5.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject any Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or such Bank's Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Bank), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by or letters of credit issued by, or commitments of an office of such Bank, or

         (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, such Bank's Commitment or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

         (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment or any Letter of Credit, or

         (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

         (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient in the good faith opinion of such Bank or the Agent, to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. Each Bank shall allocate such costs (or the effect of such reductions, payments or foregone interest) among its customers similarly situated in good faith and on an equitable basis.

    Section 5.7. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's on the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank or the Agent, as the case may be, shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank or the Agent, as the case may be, in light of these circumstances. If the Borrower and such Bank or the Agent, as the case may be, are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

    Section 5.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

    Section 5.9. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion

Request relating thereto in accordance with Section 2.6 or Section 2.7 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans. The Borrower hereby authorizes the Agent to debit from time to time its Operating Account for the amount of any such loss, cost or expense.

    Section 5.10.  INTEREST AFTER DEFAULT.

                   5.10.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate plus the Applicable Margin otherwise applicable to Base Rate Loans until such amount shall be paid in full (after as well as before judgment).

                   5.10.2. MAXIMUM INTEREST. Notwithstanding any other term of this Credit Agreement or any Revolving Credit Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Revolving Credit Note by the Banks shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Credit Agreement or any Revolving Credit Note or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

    Section 6. COLLATERAL SECURITY. The Obligations shall continue to be secured by a perfected first-priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in certain of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the Security Documents.

    Section 7. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks and the Agent as follows:

    Section 7.1.   CORPORATE AUTHORITY.

                   7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

                   7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents by the Borrower and the transactions contemplated hereby and thereby (a) are within the corporate authority of the Borrower, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower.

                   7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents by the Borrower will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

    Section 7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

    Section 7.3.   TITLE TO PROPERTIES; LEASES.  Except as indicated on
SCHEDULE 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date or otherwise permitted hereunder), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

    Section 7.4.   FINANCIAL STATEMENTS AND PROJECTIONS.

                   7.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Banks a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by the Borrower's independent certified public accountants. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

                   7.4.2. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, calculated on a monthly basis, including monthly balance sheets and cash flow statements for the 1997 and 1998 fiscal years and the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, annual balance sheets and cash flow statements for the 1998 to 2000 fiscal years, copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would (a) as of the Effective Date, result in any material change in any of such projections or (b) as of any Drawdown Date, result in any material change in the updated projections most recently delivered to the Agent pursuant to Section 8.4(k).
The projections (including any updated projections) are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

    Section 7.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any material adverse effect in the aggregate on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole. Since the Balance Sheet Date, except to the extent permitted under this Credit Agreement, the Borrower has not made any Distribution.

    Section 7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

    Section 7.7. LITIGATION. Except as set forth in SCHEDULE 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that would be reasonably likely to, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, taken as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

    Section 7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's principal executive officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

    Section 7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries, taken as a whole.

    Section 7.10. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have established on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim. The Borrower has not consented to be treated as a "consenting corporation" as defined in Section 341(f) of the Code.

    Section 7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

    Section 7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

    Section 7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens and financing statements filed to give notice that the Borrower holds certain raw materials on consignment from vendors or to give notice of operating leases permitted under Section 9.1(f), there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any rights relating thereto.

    Section 7.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

    Section 7.15. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

    Section 7.16.  EMPLOYEE BENEFIT PLANS.

                   7.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other Persons handling plan funds as required by Section 412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                   7.16.2. WELFARE PLANS. Except as disclosed in Schedule 7.16.2, the Borrower has reserved the right by the terms of each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of
Section 3(1) or Section 3(2)(B) of ERISA to terminate such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

                   7.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan, and there has not been any ERISA Reportable Event with respect to which the requirement of thirty (30) days notice has not been waived, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate present value of accumulated benefits of all such Guaranteed Pension Plans did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the accumulated benefits and assets of any Guaranteed Pension Plan with assets in excess of accumulated benefits, by more than $23,000,000.

                   7.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

    Section 7.17. REGULATIONS U AND X. The proceeds of the Revolving Credit Loans shall be used for, and the Borrower will obtain Letters of Credit solely for, working capital and general corporate purposes. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

    Section 7.18. ENVIRONMENTAL COMPLIANCE. Except as previously disclosed to the Banks in writing or as set forth on SCHEDULE 7.18 attached hereto, to the knowledge of the Borrower:

         (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon has received a notice that it is in violation of any applicable Environmental Law, which includes the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and any analogous state or local statute, regulation, ordinance, or order or decree to which the Borrower or any of its Subsidiaries is a party relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole;

         (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law which would result in expenditures in excess of $5,000,000; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances on the Real Estate or generated, transported or disposed of by the Borrower or any of its Subsidiaries which would result in expenditures in excess of $5,000,000;

         (c) except where non-compliance would not have a material adverse effect on the business or financial condition of the Borrower or its Subsidiaries, taken as a whole, (i) no portion of the Real Estate has been used by the Borrower or any of its Subsidiaries for the handling, processing, storage or disposal of Hazardous Substances except in compliance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been discharged, emitted, generated or used except in accordance with applicable Environmental Laws; (iii) in addition, any Hazardous Substances that have been transported from the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; (iv) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of the Real Estate or adjacent properties or the environment; and (v) to the best of Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and

         (d) none of the Borrower and its Subsidiaries nor any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other

Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

    Section 7.19. SUBSIDIARIES, ETC. The Nimishillen & Tuscarawas Railway Company, the Special Preferred Stock Trust and Oberlin Insurance Company are the only Subsidiaries of the Borrower. Except as set forth on SCHEDULE 7.19 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

    Section 7.20. BANK ACCOUNTS. SCHEDULE 7.20 sets forth the account numbers and location of all bank accounts of the Borrower or any of its Subsidiaries.

    Section 7.21. FISCAL YEAR. The Borrower has a fiscal year which ends on June 30 in each year.

    Section 7.22. DISCLOSURE. No representation or warranty made by the Borrower in any of the Loan Documents or any agreement, instrument, document, certificate or letter furnished by or on behalf of the Borrower pursuant to any Loan Document or in connection with any of the transactions contemplated thereby contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statement contained therein not misleading. There is no fact known to the Borrower (excluding general economic and political conditions affecting business generally) which materially adversely affects, or which could reasonably be expected to materially adversely affect in the reasonable foreseeable future the financial condition, business, operations, or affairs or the Borrower, which has not been disclosed in writing to the Agent.

    Section 8. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

    Section 8.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

    Section 8.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Massillon, Ohio, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

    Section 8.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

    Section 8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

         (a)  as soon as practicable, but in any event not later than ninety
(90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and retained earnings and consolidated statement of cash flow and consolidating statement of income and retained earnings and consolidating statement of cash flow for such year, each setting forth in comparative form the figures set forth in the projections delivered pursuant to Section 7.4.2 for the comparable period and those figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and, with respect to the consolidated financial statements, certified without qualification (except for qualification for a change in accounting principles with which the independent public accountant concurs) by a nationally recognized firm of independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

         (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and retained earnings and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, each setting forth in comparative form the figures set forth in the projections delivered pursuant to Section 7.4.2 (or, if updated, pursuant to Section 8.4(k)) for the comparable period and those figures for the comparable period in the preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the treasurer or other authorized financial officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments and the exclusion of footnotes);

         (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrower, copies of the unaudited monthly consolidated balance sheet of the Borrower and its Subsidiaries for such month, and the related consolidated statement of income and retained earnings and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, each setting forth in comparative form the figures set forth in the projections delivered pursuant to Section 7.4.2 (or, if updated, pursuant to Section 8.4(k)) for the comparable period and those figures for the comparable period in the preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the treasurer or other authorized financial officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments and the exclusion of footnotes);

         (d) simultaneously with the delivery of the financial statements referred to in subsections (a), (b) and (c) above, a statement certified by the treasurer or other authorized financial officer of the Borrower in substantially the form of EXHIBIT E hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date and on a quarterly basis, a report in form and substance reasonably satisfactory to the Agent, on the status of environmental matters affecting the Borrower, including any material changes in remedial activity requested by any governmental agency or authority and the impact, if any, of such changes on the budget for the year delivered pursuant to subsection (h) below;

         (e) simultaneously with delivery of the financial statements referred to in subsections (a) and (b), a certificate, executed by the treasurer or other authorized financial officer of the Borrower, stating that such officer has caused this Credit Agreement to be reviewed and has no knowledge of any material default by the Borrower in the performance or observance of any of the provisions of this Credit Agreement, during the applicable quarter or at the end of the applicable year, or, if such officer has such knowledge, specifying each default and the nature thereof;

         (f) promptly upon receipt thereof, copies of all final management letters of substance and other material reports of substance which are submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants;

         (g) as soon as practicable but, in any event, within ten (10) Business Days after the issuance thereof, copies of such other financial statements and reports as the Borrower shall send to its stockholders as such, and copies of all regular and periodic reports which the Borrower may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor, or any similar or corresponding governmental commission, department, board, bureau, or agency, federal or state;

         (h) within thirty (30) days after the first day of each fiscal year of the Borrower, the budget for the Borrower and its Subsidiaries for such fiscal year prepared by the Borrower for its Board of Directors, which shall include detail by month and shall include projected spending for such year relating to Capital Expenditures, including with respect to environmental matters affecting the Borrower;

         (i) (i) on the twentieth day of each calendar month a Borrowing Base Report setting forth the Eligible Inventory component of the Borrowing Base as at the end of the preceding calendar month or at such earlier time as the Agent may reasonably request, and (ii) (A) so long as the Excess Availability is greater than or equal to $35,000,000, on Wednesday of each week or at such earlier time as the Agent may reasonably request, or (B) so long as the Excess Availability is less than $35,000,000 or if an Event of Default shall have occurred and be continuing, on a daily basis, a Borrowing Base Report setting forth the Eligible Accounts Receivable component of the Borrowing Base as at the end of the preceding week or the preceding day, as the case may be, or such other date so requested by the Agent;

         (j) within fifteen (15) days after the end of each calendar month, an Accounts Receivable aging report;

         (k)  simultaneously with delivery of each annual budget pursuant to
Section 8.4(h) and from time to time upon request of the Agent, projections of the Borrower and its Subsidiaries (including, without limitation, as to availability of the Revolving Credit Loans) updating those projections delivered to the Banks and referred to in Section 7.4.2 or, if applicable, updating any later such projections delivered pursuant to this Section 8.4(k); and

         (l) from time to time such other financial data and information (including accountants and management letters) as the Agent or any Bank may reasonably request.

    Section 8.5.   NOTICES.

                   8.5.1. DEFAULTS. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation, the amount of which is in excess of $500,000, to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                   8.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give written notice to the Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by the Borrower or any of its Subsidiaries in writing (or for which any written report supplement to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof of any inquiry, proceeding, investigation, or notice of violation, or order from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries, taken as a whole, or the Agent's security interests pursuant to the Security Documents.

                   8.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims in excess of $500,000), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

                   8.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within twenty
(20) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $100,000.

    Section 8.6.   CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES.  The
Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this Section 8.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

    Section 8.7.   INSURANCE.

         (a) The Borrower will and will cause each of its Subsidiaries to maintain with an insurer rated B+ or better by A.M. Best, insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with sound business practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Agent. In addition, all insurance (except third party liability insurance) insuring any of the Collateral and the interruption of the business of the Borrower shall be payable to the Agent as a loss payee under a standard loss payee clause for the benefit of the Banks and the Agent and shall designate the Agent as an additional insured, as applicable. With respect to the business interruption insurance maintained by the Borrower, in the event of a loss all proceeds thereof shall be paid on a PRO RATA basis to the Agent and the trustee under the First Mortgage Note Indenture as co-loss payees and allocated based upon the ratio, the numerator of which shall be equal to (i) the outstanding amount of the Obligations with respect to the Agent and the Banks and (ii) the outstanding amount of the indebtedness of the Borrower under the First Mortgage Note Indenture with respect to the trustee thereunder, and the denominator of which shall be equal to the sum of the Obligations PLUS the outstanding amount of indebtedness of the Borrower under the First Mortgage Note Indenture, in each case determined as of the date of such payment. Without limiting the foregoing, the Borrower will, and will cause each of its Subsidiaries to, (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property exclusive of deductibles and self insurance in amounts not greater than those generally maintained by businesses engaged in similar activities in similar geographic areas, (ii) maintain all such workers' compensation or similar insurance or self-insurance as may be required by law, and (iii) maintain, in amounts and with deductibles or retentions equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Borrower or its Subsidiaries, business interruption insurance and product liability insurance.

         (b) The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $50,000, be disbursed to the Borrower for direct application by the Borrower solely to the repair or replacement of the Borrower's property so damaged or destroyed and (ii) in all other circumstances, be held by the Agent as cash collateral for the Obligations. The Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Agent may reasonably prescribe, for direct application by the Borrower solely to the repair or replacement of the Borrower's property so damaged or destroyed, or the Agent may apply all or any part of such proceeds to the Obligations with the Total Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

         (c) All policies of an insurance shall provide for thirty (30) days prior written minimum cancellation notice to the Agent. In the event of failure to provide and maintain insurance as herein provided, the Agent may, at its option, after giving notice to the Borrower provide such insurance and charge the amount thereof to the Borrower. The Borrower shall furnish to the Agent certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provision.

    Section 8.8. TAXES, ETC. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have established on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor unless the Borrower has obtained a stay of such proceedings which remains in effect.

    Section 8.9.   INSPECTION OF PROPERTIES AND BOOKS, ETC.

                   8.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Agent and the Banks will, to the extent practicable, exercise their rights under this Section 8.9.1 in a manner which causes no material disruption of the Borrower's operations. Each of the Agent and the Banks agrees that it will treat in confidence all financial information with respect to the Borrower and its Subsidiaries, and all information obtained during such inspection which is designated by the Borrower as confidential and will not, without the consent of the Borrower, disclose such information to any third party and, if any representative or agent of the Agent or the Bank shall not be an employee of the Agent or such Bank or any affiliate of the Agent or such Bank, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Borrower, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Borrower hereby authorizes the Agent and each Bank to disclose information obtained pursuant to this Credit Agreement to other banks or financial institutions who are participants in the Revolving Credit Loans and Letters of Credit made or issued or to be made or issued hereunder and to potential participants with the consent of the Borrower, such consent not to be unreasonably withheld; PROVIDED that such participant or potential participant agrees to be bound by the confidentiality provisions of this Section 8.9.1, and where required or requested by governmental or regulatory authorities.

                   8.9.2. COMMERCIAL FINANCE EXAMINATIONS. The Borrower will permit the Agent's examiners and, if accompanied by the Agent or its examiners, a Bank's examiners, from time to time, to conduct, at the Borrower's reasonable expense, commercial finance examinations of the Borrower and its Subsidiaries.

                   8.9.3. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.3.

    Section 8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its charter documents and by-laws, and all agreements and instruments by which it or any of its properties may be bound except to the extent that such non-compliance will not materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole, and (c) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder or any of the other Loan Documents, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

    Section 8.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA,
or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

    Section 8.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans, and will obtain Letters of Credit, solely for working capital and general corporate purposes.

    Section 8.13.  BANK ACCOUNTS; AGENCY ACCOUNT ARRANGEMENTS.

                   Section 8.13.1. BANK ACCOUNTS. The Borrower will, and will cause each of its Subsidiaries to, require all account debtors to make payments directly to one of the Blocked Accounts. The Borrower will, and will cause each of its Subsidiaries to, together with the employees, agents and other Persons acting on behalf of the Borrower or any such Subsidiary, receive and hold in trust for the Agent and the Banks all payments constituting proceeds of Accounts Receivable or other Collateral which, not withstanding the foregoing, come into their possession or under their control and, immediately upon receipt thereof, deposit such payments in the form received, with any appropriate endorsements, in one of the Blocked Accounts designated as a central depository account on
SCHEDULE 7.20.

                   Section 8.13.2.  AGENCY ACCOUNT ARRANGEMENTS.

              (a) The Borrower will, and will cause each of its Subsidiaries to, execute and deliver to the Agent for the benefit of the Agent and the Banks, an Agency Agreement in substantially the form of EXHIBIT D hereto (an "Agency Agreement") or otherwise in a form and substance acceptable to the Banks executed by the Borrower and its Subsidiaries and the financial institution (each a "Blocked Account Bank") in which the Borrower or its Subsidiaries have any depository accounts which are permitted by the Agent (each a "Blocked Account") simultaneous with the opening of such Blocked Account, except to the extent that the Borrower has delivered to the Agent prior to the Effective Date an agency agreement executed by the Borrower and the applicable Blocked Account Bank with respect to such Blocked Account Bank and such agency agreement is in effect. The Agent shall be granted a security interest by the Borrower and each of its Subsidiaries in all Blocked Accounts. No Agency Agreement may be modified or amended without the prior written consent of the Agent.

              (b) The Borrower expressly agrees that (i) following notice to the Blocked Account Banks (A) of the existence and continuance of a Default or an Event of Default the Agent may at anytime, or (B) that the Excess Availability is less than $35,000,000 the Agent will, require that, from and after the date specified in such notice, all monies deposited in the Blocked Accounts be transferred on a daily basis to a cash concentration account with the Agent, which monies shall be credited against Obligations, and (ii) in the event such transfer is required, upon the request of the Agent, the Borrower will take any steps necessary, to effect such transfer, including, without limitation, the execution and delivery of amendments to each of the Agency Agreements. From time to time, upon the Agent's reasonable request, the Borrower shall furnish to the Agent copies of all bank statements and other notices received by it with respect to the Blocked Accounts.

    Section 8.14. BORROWING BASE. The Borrower represents, warrants and covenants as follows:

         (a) At the time any Eligible Account Receivable is included in the Borrowing Base and to the extent of the value of such Eligible Account Receivable as reflected in the Borrowing Base, such Eligible Account Receivable shall be a valid account representing an undisputed indebtedness incurred by the account debtor for goods held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale; there shall be no setoffs or counterclaims against the account; no agreement under which any deduction or discount may be claimed shall have been made with the account debtor unless written notice thereof has theretofore been or concurrently is given to the Agent; no agreement under which any goods may be returned shall have been made with the account debtor; and the Borrower shall be the lawful owner of such Eligible Account Receivable and shall have good right to subject the same to a security interest in favor of the Agent.

         (b) The Borrower is, and as to Eligible Inventory to be acquired after the date hereof and to be included in the Borrowing Base, shall be the owner of all Eligible Inventory to be included in the Borrowing Base and (except for the liens for carrier, warehouse, customs and similar statutory liens arising in the ordinary course of business) shall neither create or suffer to exist any lien or encumbrance thereon or security interest therein nor sell, assign, transfer or create or suffer to exist any lien or encumbrance on or security interest in any account or contract right to or in favor of any Person other than the Agent.

         (c) The Borrower shall give the Agent on the Effective Date a list of, and thereafter shall give thirty (30) days written notice prior to any change in, each warehouse location at which inventory is or will be kept and each office of the Borrower at which the records of the Borrower pertaining to Eligible Accounts Receivable and contract rights are kept. All Eligible Inventory is and shall be kept, and all records pertaining to Eligible Accounts and contract rights are and shall be kept, only at locations of which the Agent has been given notice as provided in this Section 8.14(c).

         (d) The Borrower shall promptly notify the Agent of any of the following events of which any senior or executive officer of the Borrower becomes aware: any material loss or depreciation in value of Eligible Inventory and the amount of the loss or depreciation; rejection, return, repossession or loss of any material amount of goods giving rise to any Eligible Account Receivable; material damage to any such goods; any request by an account debtor for any credits or adjustments of Eligible Accounts Receivable which are material in the aggregate; any adjustments of the amounts owing on Eligible Accounts Receivable which are material in the aggregate; any other disputes which are material in the aggregate; any other event which materially affects Eligible Inventory or Eligible Accounts Receivable or the value or amount thereof, PROVIDED, that during any period when Eligible Accounts Receivable are being determined on a daily basis, all applicable adjustments to the amount thereof shall be taken on the day such adjustment(s) are made, and shall not be delayed by virtue of this Section 8.14(d). For purposes of this Section 8.14(d), "material" shall mean involving amounts in excess of $1,000,000 in the aggregate in the case of Eligible Accounts Receivable and $5,000,000 in the aggregate in the case of Eligible Inventory.

    Section 8.15. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

    Section 9. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

    Section 9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

         (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

         (b) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

         (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.8;

         (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

         (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

         (f) Indebtedness consisting of Rental Obligations under operating leases with aggregate payments due in any year not in excess of $12,000,000;

         (g) Indebtedness consisting of contingent liabilities in respect of litigation against the Borrower so long as such Indebtedness would not be required by the Borrower's independent public accountants to be included in the footnotes to the financial statements delivered pursuant to Section 8.4(a) or the reserves for which required to be established on the books of the Borrower are not in excess of $5,000,000;

         (h) Indebtedness of the Borrower and its Subsidiaries incurred in connection with the acquisition after the date hereof of personal property by the Borrower or any Subsidiary; PROVIDED that the principal amount of such Indebtedness shall not exceed in any case 90% of the cost, to the Borrower or such Subsidiary, of the personal property so acquired, and PROVIDED, FURTHER, that the aggregate principal amount of such Indebtedness outstanding shall not exceed $10,000,000 at any time;

         (i) Indebtedness under the First Mortgage Notes not exceeding the aggregate principal amount of $200,000,000;

         (j) Indebtedness existing on the date hereof and listed and described on SCHEDULE 9.1 hereto;

         (k) Indebtedness of a Subsidiary of the Borrower to the Borrower not exceeding $5,000,000 in the aggregate;

         (l) Indebtedness with respect to surety bonds required in the ordinary course of business of the Borrower and its Subsidiaries, PROVIDED that such Indebtedness shall not at any time exceed $3,000,000 in the aggregate;

         (m) Indebtedness consisting of contingent liabilities with respect to Guaranteed Pension Plans to the extent permitted under Section 9.9;

         (n) Indebtedness incurred under any interest rate swap, cap, collar or similar arrangements or foreign currency exchange transactions with respect to Indebtedness under the Revolving Credit Notes;

         (o) Indebtedness not otherwise permitted by this Section 9.1 not exceeding $10,000,000 in the aggregate; and

         (p) Indebtedness of the Borrower to the Ohio Water Development Authority in respect of (i) up to $25,000,000 aggregate principal amount of Solid Waste Revenue Bonds issued by the Ohio Water Development Authority and bearing interest at a rate not to exceed 8.5 percent per annum and having a maturity of not less than 20 years, in connection with the acquisition by the Borrower of certain solid waste facilities to be located at the Borrower's continuous cast direct billet process plant in Canton, Ohio, and incurred under the terms of the Loan Agreement, Note and Indenture in the form delivered to the Banks prior to the date hereof, and
(ii) up to $55,000,000 aggregate principal amount of State of Ohio Solid Waste Revenue Bonds, Series 1996 issued by the Ohio Water Development Authority and bearing interest at a rate not to exceed 10.0 percent per annum and having a maturity of not less than 15 years, in connection with the financing and refinancing of a portion of the costs of the Borrower's solid waste disposal facilities to be installed in its Canton, Ohio plant, and incurred under the terms of the Loan Agreement, Project Note and Indenture, dated as of June 1, 1996 and in the form delivered to the Banks prior to the date hereof, and in the case of each Loan Agreement, Note and Indenture referred to in each of the clauses (i) and (ii) above, such documents shall not be amended in a manner affecting the rights or obligations of the Borrower thereunder without the consent of the Majority Banks, which consent, in the case of amendments which do not affect maturity, interest rate, payment terms, tighten covenants, create additional obligations on the Borrower or require the provision of any collateral security or guaranty, will not unreasonably be withheld.

    Section 9.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

         (i) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

         (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue (or which are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided);

         (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

         (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 9.1(d);

         (v) liens of carriers, warehousemen, mechanics and materialmen in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

         (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

         (vii) liens existing on the date hereof and listed on SCHEDULE 9.2 hereto;

         (viii) purchase money security interests in personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 9.1(h), incurred in connection with the acquisition of such property, which security interests cover only the personal property so acquired;

         (ix) liens in favor of the First Mortgage Noteholders under the First Mortgage Note Documents, which liens shall in no event include any lien or encumbrance of any kind on the Collateral;

         (x) liens securing surety bonds to the extent permitted by Section 9.1(l) on assets of the Borrower not constituting Collateral; and

         (xi) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents.

    Section 9.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

         (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

         (b) demand deposits, certificates of deposit, Eurodollar deposits, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000, or foreign subsidiaries of such banks;

         (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's Ratings Group or, so long as no Obligations are outstanding, not less than "P 2" if rated by Moody's Investors Services, Inc., and not less than "A 2" if rated by Standard and Poor's Ratings Group;

         (d) debt of any state or political subdivision that is rated "A" or better and due within one (1) year from the date of purchase by the Borrower;

         (e) repurchase agreements secured by any one or more of the foregoing;

         (f)  Investments existing on the date hereof and listed on SCHEDULE
9.3 hereto;

         (g) Investments with respect to Indebtedness permitted by Section 9.1(k) so long as such entities remain Subsidiaries of the Borrower;

         (h) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 9.5.2;

         (i) shares of any so-called "money market fund", PROVIDED that such fund is registered under the Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less;

         (j) Investments in securities of any corporation acquired in full or partial satisfaction of liabilities of said corporation to the Borrower, in a workout or a bankruptcy or insolvency proceeding with respect to such corporation;

         (k) Investments in capital stock of the Borrower occurring as a result of the repurchase of such capital stock from the ESOP Trust as permitted under Section 9.4;

         (l)  the ESOP Loan;

         (m) Investments in interest rate swaps, caps, collars or similar arrangements or foreign currency exchange transactions entered into in connection with respect to Indebtedness under the Revolving Credit Notes; and

         (n) Investments in the Special Preferred Stock Trust not exceeding an aggregate of $2,000, made in connection with the formation and establishment of the Special Preferred Stock Trust;

PROVIDED, HOWEVER, that, if an Event of Default shall have occurred and be continuing, with respect to all Investments other than demand deposits referred to in Section 9.3(b), Investments other than short term Investments listed on
SCHEDULE 9.3 hereto or described in clause (h) above and Investments of the type described in clauses (g) and (j) through (l), either (i) such Investments shall be immediately converted into cash and deposited in a Blocked Account or (ii) all actions with respect to such Investments shall be taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first-priority perfected security interest in such Investments free of all encumbrances other than Permitted Liens.

    Section 9.4. CHANGE IN TERMS OF CAPITAL STOCK; DISTRIBUTIONS. The Borrower shall not, and shall not permit any Subsidiary to, effect or permit any change in or amendment to any document or instrument pertaining to the terms of the Borrower's or such Subsidiary's capital stock. The Borrower will not, and will not permit any of its Subsidiaries to, make any Distributions except:

    (a) Subsidiaries of the Borrower may make Distributions to the Borrower without limitation;

    (b) the Borrower may repurchase shares of its Common Stock from retired employees to the extent required by the terms of the ESOP or ERISA; and

    (c) the Borrower may pay dividends on its Common Stock held by the ESOP Trust; PROVIDED that such dividends are deductible expenses under the Code and that immediately following receipt of each such dividend, the ESOP Trust repays to the Borrower a portion of the principal of and/or interest on the ESOP Loan at least equal to the amount of such dividend.

    Section 9.5. MERGER AND CONSOLIDATION. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower.

    Section 9.6. SALE AND LEASEBACK; DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell, transfer, lease or otherwise dispose of any assets or property owned by it or hereafter acquired by it in one transaction or a series of transactions, including, without limitation, in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred other than (a) the disposition of assets in the ordinary course of business, consistent with past practices and (b) so long as no Default or Event of Default shall have occurred and be continuing, (i) the disposition of Investments permitted by Section 9.3 and (ii) such other transactions, PROVIDED that 100% of the sales price is paid in cash, the sales price is in an amount equal to no less than the fair market value of the assets being disposed of and the aggregate sales price for all such transactions does not exceed $5,000,000 in any fiscal year of the Borrower.

    Section 9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except for actions which are in material compliance with Environmental Laws, the Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or
(e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would cause a violation of Environmental Laws the result of which violation would have a material adverse effect on the business or financial condition of the Borrower or its Subsidiaries, taken as a whole.

    Section 9.8. FIRST MORTGAGE NOTE DEBT. The Borrower will not amend, supplement or otherwise modify the terms of the First Mortgage Note Debt to increase the interest rate on, or principal amount or any premium thereof, shorten the average maturity thereof, or permit or require the granting or pledging of collateral in addition to the collateral granted or pledged under the First Mortgage Note Indenture as of the date hereof, or make any provisions thereof more restrictive on the Borrower than they are on the date hereof, or otherwise if, in the reasonable opinion of the Banks, such amendment, supplement or modification could be adverse to the interests of the Banks, or prepay, redeem or repurchase any of the First Mortgage Note Debt other than as required under the First Mortgage Note Indenture as of the date hereof.

    Section 9.9. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

         (a) engage in any non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which is reasonably likely to result in a material liability for the Borrower or any of its Subsidiaries; or

         (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

         (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA;

         (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

         (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 7.16.3.

    Section 9.10. BANK ACCOUNTS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) establish any bank accounts other than those listed on SCHEDULE 7.20 without the Agent's prior written consent, which consent shall not be unreasonably withheld, (b) violate directly or indirectly any bank agency agreement in favor of the Agent for the benefit of the Banks and the Agent with respect to such account, or (c) deposit into any of the payroll accounts listed on SCHEDULE 7.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts based on the Borrower's reasonable estimates of such amounts.

    Section 9.11. LIMITATION ON ISSUANCE OF SHARES OF SUBSIDIARIES; DISPOSITION OF SHARES AND INDEBTEDNESS OF SUBSIDIARIES.

    (a) Except as permitted by Section 9.4, the Borrower will not permit any of its Subsidiaries to issue, sell or otherwise dispose of any shares of such Subsidiary or any securities convertible into or exchangeable for or carrying rights to subscribe for shares of such Subsidiary, except (i) to the Borrower, or (ii) for the purpose of qualifying directors. The Borrower will not, in any event, permit any Subsidiary to have outstanding any preferred shares, other than preferred shares owned by the Borrower.

    (b) Except as permitted by Section 9.4, the Borrower will not sell, transfer or otherwise dispose of any shares (except for the purpose of qualifying directors) or any Indebtedness of any Subsidiary.

    Section 9.12. CONTRIBUTIONS TO ESOP TRUST. The Borrower will not, and will not cause or permit any of its Subsidiaries to, make any contributions to the ESOP Trust which do not consist of shares of the Borrower's Common Stock, PROVIDED, HOWEVER, that the Borrower may make cash contributions to the ESOP Trust, but only to the extent that the Trustee has agreed or is required to apply such contributions to (a) repay (including prepayments) principal and interest on the Borrower's loans to the ESOP Trust or (b) purchase shares of the Borrower's Common Stock from the Borrower, as contemplated by the ESOP Documents.

    Section 9.13. NO MATERIAL CHANGES, ETC. The Borrower shall not permit, at any time after the Balance Sheet Date, any fact or circumstance (whether or not the result thereof would be covered by insurance) as to which singly or in the aggregate there is a reasonable likelihood of (a) a material adverse change with respect to the value of the Collateral, or (b) the inability of the Banks or the Agent to enforce in any material respect their rights to be granted hereunder or under any of the other Loan Documents or the Obligations (including realizing on the Collateral).

    Section 9.14. NO SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, create or form, by acquisition or otherwise, any Subsidiary in addition to the Subsidiaries of the Borrower described in Section 7.19.

    Section 10. FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Letter of Credit or Revolving Credit Note is outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

    Section 10.1. CAPITAL EXPENDITURES. In the event that at any time during any calendar month the Excess Availability is less than $25,000,000, the Borrower will not make, or permit any Subsidiary of the Borrower to make, Capital Expenditures during the period of twelve consecutive calendar months commencing immediately following such month that exceed, in the aggregate for the Borrower and its Subsidiaries, $25,000,000 during such period, so long as no Default or Events of Default shall have occurred and be continuing or result after giving effect thereto, exclusive of any irrevocable prior written commitments up to $10,000,000 in the aggregate. Notwithstanding the foregoing, if at any time during such twelve consecutive month period Excess Availability shall be greater than $25,000,000 for at least sixty (60) consecutive days, then Capital Expenditures will no longer be limited to $25,000,000 effective as of the day following such sixty (60) day period.

    Section 11. CONCERNING THE EFFECTIVE DATE; CONDITIONS TO EFFECTIVENESS. Upon the Effective Date, all of the obligations of the Borrower under or in respect of the Prior Credit Agreement shall be evidenced solely by the terms of this Credit Agreement and the other Loan Documents. The Agent's and the Banks' obligations to convert their claims against the Borrower under this Credit Agreement and the obligation of the Banks to make the Revolving Credit Loans and to issue, extend or renew any Letters of Credit provided for in this Credit Agreement shall be subject to satisfaction of the following conditions precedent on or prior to the Effective Date:

    Section 11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Agent shall have received a sufficient number of fully executed copies of each such document for distribution to the Banks.

    Section 11.2.  CERTIFIED COPIES OF CHARTER DOCUMENTS.

    (a) The Agent shall have received from the Borrower a copy, certified by a duly authorized officer of such Person to be true and complete on the Effective Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

    (b) The Agent shall have received from the Borrower a certificate from the Secretary of State, or other appropriate authority of the jurisdiction of its incorporation, evidencing its good standing in such jurisdiction and in each other jurisdiction in which a failure to so qualify could have a material adverse effect on the business or financial condition of the Borrower.

    Section 11.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to the Agent.

    Section 11.4. INCUMBENCY CERTIFICATE. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents; (b) to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and
(c) to give notices and to take other action on its behalf under the Loan Documents.

    Section 11.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

    Section 11.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from the Borrower a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

    Section 11.7.  CERTIFICATES OF INSURANCE.  The Agent shall have received
(a) a certificate of insurance from an independent insurance broker dated as of the Effective Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of Section 8.7 and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

    Section 11.8. BORROWING BASE REPORT. The Agent shall have received from the Borrower a Borrowing Base Report for the preceding month and, with respect to the calculation of Eligible Accounts Receivable component of the Borrowing Base, for the preceding week.

    Section 11.9. OPINIONS OF COUNSEL. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Effective Date, substantially in the form of (a) EXHIBIT G-1 hereto, from Weil, Gotshal & Manges LLP, counsel to the Borrower and (b) EXHIBIT G-2, from the Borrower's general counsel, Harold V. Kelly.

    Section 11.10. PAYMENT OF FEES. The Borrower shall have paid to the Banks or the Agent, as appropriate, all fees due and payable as of the Effective Date, including, without limitation, the commitment fee pursuant to Section 2.2, the fees pursuant to Section 5.1 and, if applicable, Letter of Credit Fees pursuant to Section 4.6.

    Section 11.11. REPAYMENT OF PORTION OF EXISTING INDEBTEDNESS. The Banks shall have received from the Borrower an amount equal to the difference between
(a) the sum of the current outstanding amount of the Revolving Credit Loans (as defined in the Prior Credit Agreement), including interest thereon through the Effective Date, plus any amounts owing to the Agent with respect to any Letter of Credit or Letter of Credit Fee under the Prior Credit Agreement and (b) the Availability under this Credit Agreement, in readily available funds.

    Section 11.12. PAYMENT OF INTEREST AND FEES UNDER PRIOR CREDIT AGREEMENT. All interest and fees in respect of the Prior Credit Agreement accrued and unpaid as of the Effective Date shall have been paid in full.

    Section 11.13. AGENCY AGREEMENTS AND SUPPLEMENTARY LETTER AGREEMENTS. The Agent shall have received (a) an Agency Agreement from each of the banks listed on SCHEDULE 7.20 hereto which have not previously executed an Agency Agreement and (b) an executed supplementary letter agreement, substantially in the form of EXHIBIT F hereto, with respect to each Blocked Account Bank.

    Section 11.14. COMMERCIAL FINANCE EXAMINATION. The Banks shall have received the report of the Agent's commercial finance examiners and such report shall be in form and substance satisfactory to the Banks.

    Section 12. CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make any Revolving Credit Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent.

    Section 12.1. REPRESENTATIONS TRUE. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

    Section 12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Revolving Credit Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

    Section 12.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

    Section 12.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

    Section 12.5. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with Section 8.4(i) and, if requested by the Agent, a Borrowing Base Report dated within one (1) Business Day of the Drawdown Date of such Revolving Credit Loan or of the date of issuance, extension or renewal of such Letter of Credit.

    Section 13.    EVENTS OF DEFAULT; ACCELERATION; ETC.

    Section 13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

         (a) the Borrower shall fail to pay any principal of the Revolving Credit Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (b) the Borrower shall fail to pay any interest on the Revolving Credit Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within three
(3) days of the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (c) the Borrower shall fail to comply with any of its covenants contained in Section 8.1 (including, as it applies to Section 13.1(b), any grace period applicable thereto), Section 8.4, Section 8.5.1, Section 8.5.4, the first sentence of Section 8.6, Section 8.7, Section 8.12, Sections 9.1 through 9.6, Sections 9.8 through 9.13 or Section 10;

         (d) the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

         (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

         (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases the outstanding principal amount of which exceeds $5,000,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, the outstanding principal amount of which exceeds $5,000,000, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

         (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

         (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

         (i) there shall remain in force, undischarged, unsatisfied, unstayed and unbonded, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, unsatisfied, unstayed and unbonded, against the Borrower or any of its Subsidiaries exceeds in the aggregate $100,000;

         (j) there shall occur (i) an "Event of Default" under and as defined in the First Mortgage Note Indenture or (ii) an "event of default" or "Event of Default" under and as defined in any Loan Agreement, Note or Indenture described in Section 9.1(p);

         (k) if the Borrower or any Subsidiary shall default in the performance of any term, covenant or agreement contained in the Security Documents (which default would not also constitute a default under subsections
(a), (b) or (c) hereof) and the continuance of such default for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

         (l) if any material covenant, agreement or obligation of the Borrower or any Subsidiary contained in or evidenced by any ESOP Document or any Security Document shall cease to be legal, valid, binding, or enforceable in accordance with the terms thereof;

         (m) if any ESOP Document shall be amended (except for technical or conforming amendments which are required to obtain Internal Revenue Service approval for the ESOP Documents and other amendments which do not, in either case, alter in any material respect the substance of the ESOP Documents) the effect of which shall result in the loss of the Borrower's tax deduction with respect to its contributions to the ESOP Trust or change the requirement that the ESOP must use all contributions to repay the ESOP Loan, or waived, canceled, terminated, revoked or rescinded otherwise than in accordance with the express prior written agreement, consent or approval of the Banks; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that any one or more of the ESOP Documents or any one or more of the obligations of any Person or Persons under any one or more of the ESOP Documents are illegal, invalid, or unenforceable in accordance with the terms thereof (except that a determination by the Internal Revenue Service that the ESOP Documents are not qualified under the Code shall not constitute an Event of Default hereunder if such determination may be revised by technical or conforming changes to the ESOP Documents which do not alter in any material respect the substance of the ESOP Documents and the Borrower effects such amendments and obtains such reversal within thirty (30) days after the date of the original determination by the Internal Revenue Service);

         (n) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Agent's security interests or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

         (o) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or in the event of a termination or withdrawal from a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $100,000; the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $100,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided the Agent determines in its reasonable judgment that such event (A) could be expected to result in liability of the Borrower to the PBGC or the Plan in an aggregate amount exceeding $100,000 and (B) could constitute grounds for the termination of such Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Plan or for the imposition of a lien in favor of the Guaranteed Pension Plan; (ii) the appointment by a United States District Court of a trustee to administer such Plan; or (iii) the institution by the PBGC of proceedings to terminate such Plan;

         (p) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

         (q) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower and such Subsidiary, taken as a whole;

         (r) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

         (s) the Borrower or any of its Subsidiaries shall be convicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or such Subsidiary included in the Borrowing Base or any assets of the Borrower or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $10,000,000;

         (t) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange

Commission under said Act) of 50% or more of the outstanding shares of Common Stock; or, during any period of twenty-four consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower and any new director is not approved by a majority of the directors who were on the board of directors of the Borrower at the beginning of such period; or

         (u)  the Availability shall at any time be less than zero;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Sections 13.1(g), 13.1(h), or 13.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

    Section 13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Revolving Credit Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

    Section 13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to Section 13.1, each Bank, if owed any amount with respect to the Revolving Credit Loans, may, with the consent of the Majority Banks, but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

    Section 13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

         (a) FIRST, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

         (b) SECOND, to all other Obligations (other than those Obligations arising or incurred under any ancillary facilities provided by the Agent to the Borrower) in such order or preference as the Majority Banks may determine; PROVIDED, HOWEVER, that distributions in respect of (i) such obligations shall be made PARI PASSU among Obligations with respect to the Agent's fee payable pursuant to Section 5.1 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks PRO RATA; and PROVIDED, FURTHER, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

         (c) THIRD, to those Obligations arising under any cash management services or any other ancillary facilities provided by BKB to the Borrower in connection with this Agreement;

         (d) FOURTH, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to
Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

         (e) FIFTH, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

    Section 14. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Revolving Credit Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Notes held by, or constituting Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Revolving Credit Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

    Section 15.    THE AGENT.

    Section 15.1.  AUTHORIZATION.

         (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

         (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

         (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

    Section 15.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

    Section 15.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

    Section 15.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

    Section 15.5.  PAYMENTS.

                   15.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                   15.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving

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                                         -65-


Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                   15.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its PRO RATA share of any Revolving Credit Loan or to purchase or make any payment on account of any Letter of Credit Participation or (b) to comply with the provisions of Section 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement or Section 15.7, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. Until such delinquency is satisfied, the Delinquent Bank shall have no right to participate in any vote on or consent to any matter in respect of or in connection with this Credit Agreement.

    Section 15.6. HOLDERS OF REVOLVING CREDIT NOTES. The Agent may deem and treat the payee of any Revolving Credit Note and the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

    Section 15.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

    Section 15.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

    Section 15.9. RESIGNATION. The Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

    Section 15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

    Section 15.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

    Section 16. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any excise taxes or current or future stamp or documentary taxes or similar charges (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel and any local counsel to the Agent incurred in connection with the preparation, administration, interpretation or syndication of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration, interpretation or syndication of the Loan Documents and other instruments mentioned herein, including all appraisal charges and charges of other professionals retained by the Agent, (e) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with all commercial finance examinations conducted by or on behalf of the Agent, (f) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (g) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries and (h) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches or UCC filings. The covenants of this Section 16 shall survive payment or satisfaction of all other Obligations.

    Section 17. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and reasonable expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Revolving Credit Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (d) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the disposal, discharge, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the

Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such indemnified obligations which is permissible under applicable law. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

    Section 18.    SURVIVAL OF COVENANTS, ETC.   All covenants, agreements,
representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Credit Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

    Section 19.    ASSIGNMENT AND PARTICIPATION.

    Section 19.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (c) each assignment shall be in an amount that is not less than $10,000,000, and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT H hereto (an "Assignment and Acceptance"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement.

    Section 19.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their other obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

    Section 19.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice.

Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,000.

    Section 19.4. NEW REVOLVING CREDIT NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Revolving Credit Notes. The surrendered Revolving Credit Notes shall be canceled and returned to the Borrower.

    Section 19.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $10,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

    Section 19.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such Bank has complied with the provisions of Section 8.9.1.

    Section 19.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Revolving Credit Loans. If any Bank sells a participating interest in any of the Revolving Credit Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Revolving Credit Loans to the extent of such participation.

    Section 19.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If any Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this Section 19 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

    Section 19.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

    Section 20. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service or by facsimile transmission confirmation, as the case may be, addressed as follows:

         (a) if to the Borrower, at 410 Oberlin Road, S.W., Massillon, Ohio 44646, Attention: Chief Executive Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

         (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Howard C. Bailey, Vice President, Asset Based Lending, or such other address or addressee for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

         (c) if to any Bank, at such Bank's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

    Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile with transmission confirmed and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

    Section 21. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 20.
THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

    Section 22. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

    Section 23. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

    Section 24. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

    Section 25. WAIVER OF JURY TRIAL. The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

    Section 26. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, any decrease in the rate of interest on the Revolving Credit Notes, any extension of maturity of the Revolving Credit Notes, any increase in the amount of the Commitments of the Banks, any increase in the percentages or decrease in the reserve (i.e., clause (c)) set forth in the definition of BORROWING BASE, any decrease in the amount of commitment fee or Letter of Credit Fees hereunder and any Amendment of this Section 26 requires the written consent of the Borrower and the written consent of each Bank affected thereby, the definition of "Majority Banks" may not be amended and nor may Collateral be released (except as provided below) without the written consent of all of the Banks, PROVIDED that (i) Collateral having an aggregate fair market value of less than or equal to $2,000,000 in any calendar year may be released with the written consent of the Agent and (ii) Collateral having an aggregate fair market value of less than or equal to $10,000,000 in any calendar year may be released with the written consent of the Majority Banks; and the amount of the Agent's fee, any Letter of Credit Fees or any other fees payable for the Agent's account and Section 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

    Section 27. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

    Section 28.  TRANSITIONAL ARRANGEMENTS.

    Section 28.1. PRIOR CREDIT AGREEMENT SUPERSEDED. This Credit Agreement shall supersede the Prior Credit Agreement in its entirety, except as provided in this Section 28. On the

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                                         -74-


Effective Date, the rights and obligations of the parties under the Prior Credit Agreement and the "Revolving Credit Notes" as defined therein shall be subsumed within and be governed by this Credit Agreement and the Revolving Credit Notes as defined herein; PROVIDED, HOWEVER, that each of the "Revolving Credit Loans" (as such term is defined in the Prior Credit Agreement) outstanding under the Prior Credit Agreement on the Effective Date shall, for purposes of this Credit Agreement, be Revolving Credit Loans; and provided further that each "Letter of Credit" (as defined in the Prior Credit Agreement) outstanding under the Prior Credit Agreement on the Effective Date shall, for purposes of this Credit Agreement, be a Letter of Credit. SCHEDULE 1 of the Prior Credit Agreement is deleted in its entirety and replaced with SCHEDULE 1 attached hereto.

    Section 28.2. RETURNING AND CANCELLATION OF NOTES. Upon its receipt of its Revolving Credit Note hereunder on the Effective Date, each Bank shall promptly return to the Borrower, marked "Substituted," any note of the Borrower held by such Bank pursuant to the Prior Credit Agreement.

    Section 28.3. ADDITION OF NEW BANK. Each of the Existing Banks, the Agent and the Borrower consent to the addition of Congress as a Bank hereunder such that, after giving effect thereto and as of the Effective Date, Congress shall be a party to this Credit Agreement and shall have the rights and obligations of a Bank hereunder. Congress (a) represents and warrants that (i) it is duly and legally authorized to enter into this Credit Agreement, (ii) the execution, delivery and performance of this Credit Agreement do not conflict with any provision of law or of the charter or by-laws of Congress, or of any agreement binding on Congress, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Credit Agreement, and to render the same the legal, valid and binding obligation of Congress, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 7.4 and 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Credit Agreement; (c) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms of this Credit Agreement and such other Loan Documents, respectively, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement are required to be performed by it as a Bank.

    Section 28.4. REVOLVING CREDIT LOANS. As of the Effective Date, each Bank shall make such dispositions and arrangements with each other Bank with respect to the then outstanding Loans as shall result in the amount of Revolving Credit Loans owed to each Bank being equal to the product of such Bank's Commitment Percentage multiplied by the aggregate Revolving Credit Loans outstanding on the Effective Date. As of the Effective Date, the Commitment Percentage of each Bank shall be as set forth in SCHEDULE 1.

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                                         -75-


    Section 28.5. EXISTING LETTER OF CREDIT INSTRUMENTS. As of the Effective Date, each Bank shall make such dispositions and arrangements with each other Bank with respect to the Letter of Credit Participations of the Banks in each Letter of Credit then outstanding as shall result in the Letter of Credit Participations held by each Bank in each such Letter of Credit being equal to the product of such Bank's Commitment Percentage multiplied by the aggregate Letter of Credit Participations in such Letter of Credit on the Effective Date.

                     [Remainder of Page Left Blank Intentionally]

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                                         -76-


    IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


                             REPUBLIC ENGINEERED STEELS, INC.


                             By:------------------------------------------
                                  John B. George, Treasurer


                             BANKBOSTON, N.A., F/K/A THE FIRST NATIONAL BANK OF BOSTON, individually and as Agent



                             By:------------------------------------------
                                Howard C. Bailey, Vice President



                             BANKAMERICA BUSINESS CREDIT, INC.


                             By:------------------------------------------
                                Name:
                                Title:



                             CONGRESS FINANCIAL CORPORATION
                             (NEW ENGLAND)


                             By:------------------------------------------
                                  Marc Swartz, First Vice President